ZIONS BANCORPORATION
Credit Quality Outlook
• Evidence of continued weakening in residential
construction activity and land values in the Southwest
• Expect increase from historically low levels of NPAs
and NCOs - 3Q net charge-offs of approximately 18
bp annualized
• Provision increases driven by reserve strengthening
in light of softening conditions
– 3Q loan loss provision of approximately 48 bp
annualized
– Future provisions likely to be higher than 2Q
RBC Capital Markets Conference – 26 Sep 2007
Exhibit 99.1